EXHIBIT 99.1
PRESS RELEASE

CMC Materials Reports Record Revenue for the Third Quarter of Fiscal 2021
•Record Total Company Revenue of $309.5 Million, 12.7% Higher than Last Year and 6.5% Higher Sequentially
•Electronic Materials Segment Revenue of $251.1 Million, 13.9% Higher than Last Year and 3.5% Higher Sequentially
•Expecting Total Company Revenue for Fourth Quarter Fiscal 2021 to be Approximately Flat Sequentially
•Full Year Adjusted EBITDA Guidance Range Revised to Between $355 Million and $365 Million

AURORA, IL, August 4, 2021 – CMC Materials, Inc. (Nasdaq: CCMP), a leading global supplier of consumable materials primarily to semiconductor manufacturers, today reported financial results for its third quarter of fiscal 2021, which ended June 30, 2021.

“Our CMC Materials team delivered another quarter of solid results, posting record revenue. Within Electronic Materials, we are particularly proud of the execution from our CMP pads and electronic chemicals businesses. We are also encouraged by the improvement in our pipeline and industrial materials (PIM) business,” said David Li, President and CEO of CMC Materials.

“Looking ahead, we have revised our expectation for full year Adjusted EBITDA reflecting industry-wide inflationary pressures and lower than expected CMP slurries revenue in the short-term, driven by variability in order patterns from certain Chinese customers. As we actively address these challenges, we remain confident that our technological differentiation, deep customer collaboration and extensive global footprint should enable us to build upon our industry-leading positions,” said Li.

Key Highlights for the Third Quarter

The company’s record quarterly revenue of $309.5 million, an increase of 12.7% compared to the same quarter last year, was driven by continued robust demand in the company’s Electronic Materials segment, which represents more than 80% of the company’s revenue. In the company’s Performance Materials segment, the PIM business showed solid improvement sequentially, yet continues to be adversely impacted by the COVID-19 Pandemic (“Pandemic”). In the quarter, the company recorded a $3.1 million impairment charge for the wood treatment business related to the previously announced strategic decision to exit this business. Net income was $33.6 million compared to $34.5 million in the prior year. Adjusted EBITDA1 was $96.0 million, compared to $92.0 million in the prior year. Year to date, the company generated $179.8 million in cash flow from operations, and $263.0 million in the last twelve months.

Key Financial Information for the Third Quarter

•Revenue was $309.5 million, 12.7% higher than the same quarter last year due to growth in both the company’s segments. Revenue was up 6.5% sequentially.

•Net income was $33.6 million compared to $34.5 million in the same quarter last year. Adjusted net income1 was $55.2 million, 3.9% higher compared to the prior year, as higher revenue and lower interest expense was partially offset by higher costs.

•Diluted EPS was $1.13. Adjusted diluted EPS1 was $1.86, 3.3% higher compared to the same quarter last year.

•Adjusted EBITDA1 was $96.0 million, up 4.3% compared to the same quarter last year. Adjusted EBITDA margin1 for the quarter was 31.0%, compared to adjusted EBITDA margin of 33.5% in the same quarter last year.

1Refer to financial tables and “Use of Certain GAAP, non-GAAP Adjusted Financial Information” below for information about these non-GAAP financial measures and reconciliations of these non-GAAP measures to their most comparable GAAP measure.

Electronic Materials – Revenue was $251.1 million, 13.9% higher than revenue in the same quarter last year due to continued strength across all businesses, and the addition of International Test Solutions (ITS), which is reported as materials technologies. Revenue was 3.5% higher sequentially. Adjusted EBITDA was $82.5 million, or 32.9% of revenue.

Performance Materials – Revenue was $58.4 million for the quarter, 7.5% higher than revenue in the same quarter last year, driven primarily by improved demand for the company’s PIM products. Revenue was 21.8% higher sequentially. Adjusted EBITDA was $25.5 million, or 43.6% of revenue.

Current Financial Guidance

Sequentially, the company currently expects revenue in the fourth quarter of fiscal 2021 to be approximately flat compared to revenue in the third fiscal quarter. Electronic Materials revenue is expected to be approximately flat and Performance Materials revenue is expected to be up mid-single digits for the fourth fiscal quarter.

The company revised the full fiscal year 2021 expectation for its Adjusted EBITDA range to between $355 million to $365 million.

With respect to this guidance, and additional current expectations provided in the company’s related slide presentation and prepared commentary, the company notes the continued uncertainty as to the ongoing macroeconomic environment and the impact of the Pandemic on the industries in which the company participates.

RELATED SLIDE PRESENTATION AND PREPARED COMMENTARY

A slide presentation and corresponding prepared commentary related to this press release will be available at cmcmaterials.com in the Quarterly Results section of the Investor Relations center at approximately the same time that this press release is issued.

CONFERENCE CALL

CMC Materials’ quarterly earnings conference call will be held at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, August 5. The conference call will be available via live webcast and replay from the company’s website, cmcmaterials.com, or by phone at (833) 714-0937. Callers outside the U.S. may dial (778) 560-2685. The conference code for the call is 7062157. A transcript of the formal comments made during the conference call will also be available in the Investor Relations section of the company’s website.

ABOUT CMC MATERIALS, INC.

CMC Materials, Inc., headquartered in Aurora, Illinois, is a leading global supplier of consumable materials primarily to semiconductor manufacturers. The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. CMC Materials, Inc. is also a leading provider of performance materials to pipeline operators. The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges. The company has approximately 2,100 employees globally. For more information about CMC Materials, Inc., visit www.cmcmaterials.com, or contact Colleen Mumford, Vice President, Communications and Marketing, at 630-499-2600.

USE OF CERTAIN GAAP AND NON-GAAP ADJUSTED FINANCIAL INFORMATION

The company’s financial results are provided in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the Company presents the following non-GAAP financial measures: adjusted net income, adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin, free cash flow, and net debt. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, and excludes certain items that affect comparability from period to period. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of revenue.

The non-GAAP financial measures provided in this press release are a supplement to, and not a substitute for, the company’s financial results presented in accordance with U.S. GAAP. These non-GAAP financial measures are provided to enhance the investor's understanding about the company's ongoing operations. Specifically, the company believes the impact of the adjustments related to impairment charges, acquisitions, such as expenses incurred to complete an acquisition and related integration and acquisition-related amortization expenses, costs of restructuring related to the wood treatment business, costs incurred related to the COVID-19 pandemic (“Pandemic”) net of grants received, costs related to the KMG-Bernuth warehouse fire net of insurance recoveries and the effects of Tax Cuts and Jobs Act in December 2017 in the United States (“Tax Act”) and the issued final regulations related to the Tax Act, are not indicative of its core operating results and thus presents these certain measures excluding these effects. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP. Reconciliations of non-GAAP measures to their most comparable GAAP measures are included in the financial statements portion of this press release.

Adjusted EBITDA for the Electronic Materials and Performance Materials segments is presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, this measure is excluded from the definition of non-GAAP financial measures under the SEC Regulation G and Item 10(e) of Regulation S-K.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, which address a variety of subjects including, for example, future sales and operating results; growth or contraction, and trends in the industries and markets in which the company participates such as the semiconductor, and oil and gas, industries; the acquisition of, investment in, or collaboration with other entities, and the expected benefits and synergies of such transactions; divestment or disposition, or cessation of investment, in certain of the company’s businesses; new product introductions; development of new products, technologies and markets; product performance; the financial conditions of the company's customers; the competitive landscape that relates to the company’s business; the company's supply chain; natural disasters; various economic or political factors and international or national events, including related to global public health crises such as the Pandemic, and the enactment of trade sanctions, tariffs, or other similar matters; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; environmental, health and safety laws and regulations, and related compliance; the operation of facilities by the company; the company's management; foreign exchange fluctuation; the company's current or future tax rate, including the effects of changes to tax laws in the jurisdictions in which the company operates; cybersecurity threats and vulnerabilities; financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms; and, uses and investment of the company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the company, based on a variety of factors. Statements that are not historical facts, including statements about CMC Materials’ beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of CMC Materials’ management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to CMC Materials’ filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in CMC Materials’ Annual Report on Form 10-K for the fiscal year ended September 30, 2020 filed on November 17, 2020, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which the Company expects to file by August 9, 2021. Except as required by law, CMC Materials undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.

Contact:
Colleen Mumford
Vice President, Communications and Marketing
CMC Materials, Inc.
(630) 499-2600

CMC MATERIALS, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited and amounts in thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenue	$309,516	$290,528	$274,727	$887,907	$842,063
Cost of sales	180,320	166,782	152,973	512,061	470,525
Gross profit	129,196	123,746	121,754	375,846	371,538

Operating expenses:
Research, development and technical	13,654	12,925	12,165	39,007	38,206
Selling, general and administrative	56,242	58,538	51,847	170,700	162,495
Impairment charges	3,090	208,221	—	218,658	—
Total operating expenses	72,986	279,684	64,012	428,365	200,701

Operating income (loss)	56,210	(155,938)	57,742	(52,519)	170,837
Interest expense	9,551	9,508	10,406	28,667	33,079
Interest income	11	13	131	47	589
Other (expense) income, net	(427)	(484)	(201)	541	(1,608)
Income (loss) before income taxes	46,243	(165,917)	47,266	(80,598)	136,739
Provision for (benefit from) income taxes	12,601	(16,109)	12,741	4,038	30,766

Net income (loss)	$33,642	$(149,808)	$34,525	$(84,636)	$105,973

Basic earnings (loss) per share	$1.15	$(5.13)	$1.19	$(2.90)	$3.63

Diluted earnings (loss) per share	$1.13	$(5.13)	$1.17	$(2.90)	$3.58

Weighted average basic shares outstanding	29,260	29,210	29,079	29,197	29,157

Weighted average diluted shares outstanding	29,682	29,210	29,456	29,197	29,603

CMC MATERIALS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited and amounts in thousands)

	June 30, 2021	September 30, 2020
ASSETS:

Current assets:
Cash and cash equivalents	$228,506	$257,354
Accounts receivable, net	170,346	134,023
Inventories	169,147	159,134
Prepaid expenses and other current assets	25,901	26,558
Total current assets	593,900	577,069

Property, plant and equipment, net	357,304	362,067
Other long-term assets	1,298,621	1,437,331
Total assets	$2,249,825	$2,376,467

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$55,737	$49,254
Current portion of long-term debt	10,650	10,650
Accrued expenses, income taxes payable and other current liabilities	129,497	121,442
Total current liabilities	195,884	181,346

Long-term debt, net of current portion	904,967	910,764
Other long-term liabilities	167,727	210,044
Total liabilities	1,268,578	1,302,154

Stockholders' equity	981,247	1,074,313
Total liabilities and stockholders' equity	$2,249,825	$2,376,467

CMC MATERIALS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited and amounts in thousands)

	Nine months ended June 30,
	2021	2020
Net cash provided by operating activities	$179,793	$204,083

Cash flows from investing activities:
Acquisition of a business, net of cash acquired	(126,129)	—
Additions to property, plant and equipment	(31,574)	(107,015)
Proceeds from the sale of assets	2,613	1,587
Net cash used in investing activities	(155,090)	(105,428)

Cash flows from financing activities:
Repayment of long-term debt	(7,988)	(17,988)
Repurchases of common stock under Share Repurchase Program	(15,171)	(35,009)
Repurchases of common stock withheld for taxes	(5,492)	(3,112)
Proceeds from revolving line of credit	—	150,000
Proceeds from issuance of stock	13,326	10,960
Dividends paid	(39,570)	(37,527)
Other financing activities	(219)	(123)
Net cash (used in) provided by financing activities	(55,114)	67,201

Effect of exchange rate changes on cash	1,563	357
(Decrease) increase in cash and cash equivalents	(28,848)	166,213
Cash and cash equivalents at beginning of period	257,354	188,495
Cash and cash equivalents at end of period	$228,506	$354,708

CMC MATERIALS, INC.
Unaudited Reconciliation of Certain GAAP Financial Measures to Certain Non-GAAP Financial Measures
(Unaudited and amounts in thousands, except per share and percentage amounts)

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and GAAP Diluted Earnings Per Share to Non-GAAP Adjusted Diluted Earnings Per Share
	Three Months Ended
	June 30, 2021		June 30, 2020
Net income	$33,642	$1.13	$34,525	$1.17

Amortization of acquisition related intangibles	20,620	0.69	20,786	0.71
Acquisition and integration-related expenses	3,353	0.11	2,735	0.09
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	26	—	622	0.02
Net costs related to restructuring of wood treatment business	24	—	(293)	(0.01)
Costs related to Pandemic, net of grants received	(200)	(0.01)	112	—
U.S. tax reform	—	—	18	—
Impairment charge	3,090	0.11	—	—
Tax effect on adjustments to net income[1]	(5,334)	(0.17)	(5,356)	(0.18)
Adjusted Net income	$55,221	$1.86	$53,149	$1.80

Reconciliation of GAAP Revenue to Non-GAAP Adjusted Gross Profit and Gross Margin
	Three Months Ended
	June 30, 2021	June 30, 2020
Revenue	$309,516	$274,727
Cost of sales	180,320	152,973
Gross profit	$129,196	$121,754
Gross margin	41.7%	44.3%

Adjustments:
Amortization of acquisition related intangibles	3,754	3,347
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	26	622
Net costs related to restructuring of wood treatment business	24	(293)
Costs related to the Pandemic, net of grants received	(6)	198
Adjusted gross profit	$132,994	$125,628
Adjusted gross margin	43.0%	45.7%

Reconciliation of GAAP Operating expenses to Non-GAAP Adjusted Operating expenses
	Three Months Ended
	June 30, 2021	June 30, 2020
Research, development and technical	$13,654	$12,165
Selling, general, and administrative	56,242	51,847
Impairment charge	3,090	—
Operating expenses	$72,986	$64,012
Adjustments:
Amortization of acquisition related intangibles[2]	(16,866)	(17,439)
Acquisition and integration-related expenses[2]	(3,353)	(2,735)
Costs related to the Pandemic, net of grants received[2]	194	86
Impairment charge	(3,090)	—
Adjusted operating expenses	$49,871	$43,924

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and EBITDA Margin

	Three Months Ended
	June 30, 2021	June 30, 2020
Net income	$33,642	$34,525
Interest expense	9,551	10,406
Interest income	(11)	(131)
Provision for income taxes	12,601	12,741
Depreciation & amortization	33,927	31,324
EBITDA	89,710	88,865
EBITDA margin	29.0%	32.3%

Adjustments (pre-tax):
Acquisition and integration-related expenses	3,353	2,735
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	26	622
Net costs related to restructuring of wood treatment business	24	(293)
Costs related to the Pandemic, net of grants received	(200)	112
Impairment charge	3,090	—
Adjusted EBITDA	$96,003	$92,041
Adjusted EBITDA margin	31.0%	33.5%

Fiscal Year 2021 Guidance Reconciliation [3]

	Fiscal Year 2021	Fiscal Year 2021
	Low	High
Net income	$(63,000)	$(54,000)
Interest expense, net[5]	38,000	38,000
Provision for income taxes[4]	16,000	17,000
Depreciation[4]	53,000	53,000
Amortization	85,000	85,000
EBITDA (Consolidated)	$129,000	$139,000
Acquisition and integration-related expenses[6]	7,889	7,889
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery[6]	(1,050)	(1,050)
Net costs related to restructuring of wood treatment business[6]	96	96
Costs related to the Pandemic, net of grants received[6]	641	641
Impairment charges[6]	218,658	218,658
Adjusted EBITDA Guidance - Consolidated	$355,234	$365,234

Reconciliation of Cash Flow From Operations to Free Cash Flow

	Nine Months Ended
	June 30, 2021	June 30, 2020
Net cash provided by operating activities	$179,793	$204,083
Less: Capital expenditures	31,574	107,015
Free cash flow	$148,219	$97,068

Net cash used in investing activities	$(155,090)	$(105,428)

Net cash (used in) provided by financing activities	$(55,114)	$67,201

Reconciliation of GAAP Debt to Net Debt

	June 30, 2021	September 30, 2020
Total short-term and long-term debt	$915,617	$921,414
Less: Cash and cash equivalents	228,506	257,354
Total net debt	$687,111	$664,060

1 Tax effect on the adjustments were calculated using the U.S. Federal and state blended tax rate for the respective periods as the related adjustments are mainly U.S. driven.
2 Adjustment is related to the Selling, general and administrative expenses.
3 This is a reconciliation of our indicated full year net income to our adjusted EBITDA. The amounts above may not reflect certain future charges costs and/or gains that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance, including future impairment charges associated with the anticipated closure of our wood treatment business.
4 Amounts represent the mid-point of the financial guidance provided on November 11, 2020.
5 Amount represents the mid-point of the current financial guidance provided on August 4, 2021.
6 Amounts represent actual Non-GAAP adjustments through the third quarter fiscal year 2021.